EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer

Certification of Periodic Financial Report

Jae Whan Yoo and Douglas J. Goddard hereby certify as follows:

1. They are the Principal Executive Officer and Principal Financial Officer, respectively, of Center Financial Corporation.

2. The Form 10-Q of Center Financial Corporation for the Quarter Ended June 30, 2010 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: August 13, 2010	/s/ Jae Whan Yoo
Jae Whan Yoo President & Chief Executive Officer (Principal Executive Officer)

Dated: August 13, 2010	/s/ Douglas J. Goddard
Douglas J. Goddard Executive Vice President & Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)